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Exhibit 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements filed by Osiris Therapeutics, Inc. on Form S-8 (Nos. 333-137952 and 333-137953) and on Form S-3 (No. 333-148750) of our report dated March 13, 2009 with respect to the audit of the balance sheets of Osiris Therapeutics, Inc. as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2008 and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of Osiris Therapeutics, Inc. for the year ended December 31, 2008.

/s/ Stegman & Company

Baltimore, Maryland
March 16, 2009

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  Exhibit 23.1.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM